FIRST AMENDMENT TO THE
                        1997 DIRECTOR'S STOCK OPTION PLAN

      WHEREAS, Safety-Kleen Corp. (the "Company") has previously established the Director's Stock Option Plan effective July 9, 1997 (the "Plan") for the benefit of the non-employee directors of the Company.

      WHEREAS, the Plan is intended to advance the interests of the Company and its subsidiaries by encouraging stock ownership by directors of the Company;

      WHEREAS, the Plan was approved by the Board of Directors of the Company (the "Board") on July 9, 1997 and was approved by the shareholders of the Company on November 25, 1997;

      WHEREAS, the Plan authorized the Board to grant options for the purchase of not more than 135,000 shares of Company common stock (the "Shares") (taking into account the one for four reverse stock split) in the aggregate;

      WHEREAS, the Board has granted to non-employee directors options to purchase 135,000 Shares to date; and

      WHEREAS, the Board by unanimous resolution at its regular quarterly meeting on October 5, 1999 approved an amendment to the Plan increasing the number of Shares which may be issued under the Plan by an additional 300,000.

      NOW THEREFORE, the Plan is amended as set forth below.

I.    SHARES SUBJECT TO THE PLAN

      Section 3 of the Plan shall be amended and restated to read as follows:

      SHARES SUBJECT TO THE PLAN

      The Board of Directors may grant options ("Options") for the purchase of not more than 435,000 Common Shares ("Shares") $1.00 par value of LESI in the aggregate subject to adjustments as provided in paragraph 4 hereof. If any Option granted to a person eligible to be granted Options under the Plan ("Participant") lapses or is otherwise terminated, such Shares shall then be again available for the grant of Options hereunder.

II.   EFFECTIVE DATE OF FIRST AMENDMENT

      This First Amendment to the Plan shall be effective and shall be deemed to have been adopted on October 5, 1999.

III.  CONTINUING EFFECTS

      Except as expressly amended hereby, the Plan shall continue to be and shall remain in full force and effect in accordance with its terms.